Exhibit 10.16

No. C-                                                                                                Deemed Issue Date: August 31, 2012

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS,OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED AUGUST 31, 2012, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

IDEAL POWER CONVERTERS, INC.
REPLACEMENT STOCK PURCHASE WARRANT

THIS CERTIFIES that _____________________ (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified below and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Ideal Power Converters, Inc., a Texas corporation (the “Company”), shares of the Company's common stock, $0.001 par value (the “Common Stock”).

This Warrant is issued pursuant to a Securities Purchase Agreement and in connection with the issuance to the Holder of a Convertible Promissory Note (the “Note”) of even date herewith, and is one of the Warrants (collectively, the “Warrants”) being issued in connection with the issuance of a series of Senior Secured Convertible Promissory Notes of like tenor (collectively, “Notes”) being issued by the Company to raise interim financing of up to $750,000 (the “Offering”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.           Certain Definitions

1.1           “Calendar Due Date” means November 21, 2013.

1.2           “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

1.3           “Exercise Price” is defined in Section 2 below.

1.4           “Expiration Date” means that date that is seven years after the deemed issue date set forth above, provided, however, if the Company closes the IPO after the fifth anniversary date of the deemed issue date but prior to the Expiration Date, then the Expiration Date shall be extended for an additional five years following the close of the IPO.

1.5           “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission which closes before the Calendar Due Date and results in gross proceeds to the Company of at least $10 million.

1.6           “IPO Price” means the price per share of the Company's Common Stock offered to public investors in an IPO, without regard to any underwriting discount or expense (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof).

1.7           “Private Equity Financing” means a privately marketed equity financing resulting in gross proceeds in excess of $250,000 which closes before the Calendar Due Date; provided, however, that none of the following issuances of securities shall constitute a “Private Equity Financing”: (i) the Offering and any subsequent offerings of senior secured convertible promissory notes or any other debt offering; (ii) securities issued without consideration in connection with any stock split or stock dividend on, the Company’s Common Stock; (iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement unanimously approved by the Company’s board of directors; (iv) securities issued to banks or equipment lessors; (v) securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturing (OEM), marketing or other similar agreements or strategic partnerships; (vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (vii) the Investment Unit dated October 1, 2010, issued by the Company to the Office of the Governor Economic Development and Tourism, and any securities relating to the conversion or exercise thereof; or (viii) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (vii) above.

1.8           “Private Equity Financing Price” means the price per share of Common Stock paid by investors in the Private Equity Financing, which shall be determined by dividing (a) the total consideration received or to be received by each investor assuming exercise in full of all warrants or similar securities, divided by (b) the total number of shares of Common Stock acquirable either directly or by conversion or exercise of instruments, by the Holder, on a fully diluted basis.

1.9           “Shares” means the shares of Common Stock issuable under this Warrant, computed in accordance with Section 2 below.

2.           Number of Shares and Exercise Price

The number of shares of Common Stock (the “Shares”) covered by this Warrant and the per share Exercise Price shall be determined as follows (subject to appropriate adjustments pursuant to Section 10):

(i)           in the event of an IPO that occurs prior to the Calendar Due Date, the principal amount of the Holder's Note divided by the lower of 0.70 of the IPO Price or $1.46 shall determine the number of shares covered by the Warrant while the per-share exercise price shall be equal to the lower of 0.70 times the IPO Price or $1.46; or

(ii)           in the event of a Private Equity Financing that occurs prior to the Calendar Due Date, the principal amount of the Holder's Note divided by the lower of 0.70 of the Private Equity Financing Price or $1.46 shall determine the number of shares covered by the Warrant, with a per-share exercise price equal to the lower of 0.70 times the Private Equity Financing Price or $1.46; provided, however, that (A) if the Company undertakes first, a Private Equity Financing and secondly, an IPO prior to the Calendar Due Date and (B) the Private Equity Financing Price is higher than the IPO Price, then the number of shares of Common Stock covered by the Warrant and the per share exercise price shall be adjusted to equal the number of shares of Common Stock and the exercise price calculated in accordance with subsection (i) above; or

(iii)           If the Company does not undertake either a Private Equity Financing or an IPO prior to the Calendar Due Date, then the number of Shares covered by this Warrant shall equal the original principal amount of the Holder’s Note divided by $1.46, and the exercise price shall be $1.46 per share.

3.           Exercise of Warrant

3.1           The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2           In lieu of exercising this Warrant by payment of cash or check or bank draft payable to the order of the Company pursuant to subsection 3.1 above, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Cashless Exercise annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

Y(A-B)
X =               A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

(a)           For purposes of this subsection 3.2, the fair market value of a Share is defined as follows:

(i)           if the Holder exercises within three days of the closing of the IPO, then the fair market value shall be the IPO Price;

(ii)           if the Holder exercises after receipt of a notice of a Change of Control but before a Change of Control, then the fair market value shall be the value to be received in such Change of Control by the holders of the Company's Common Stock;

(iii)           if the exercise occurs more than three days after the closing of the IPO, and:

(1)           if the Common Stock is traded on a securities exchange or the Nasdaq Stock Market, the fair market value shall be the last sale price on the trading day immediately prior to the Company's receipt of the Notice of Conversion or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the receipt of the Notice of Conversion, then the fair market value shall be the last sale price on the most recent day prior to the receipt of the Notice of Conversion on which trades were made and reported; or

(2)           if the Common Stock is traded over-the-counter, the value shall be deemed to be the last sale price on the trading day immediately prior to the Company's receipt of the Notice of Conversion or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the receipt of the Notice of Conversion, then the fair market value shall be the last sale price on the most recent day prior to the receipt of the Notice of Conversion on which trades were made and reported;

(iv)           if there is no active public market for the Common Stock, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors.

3.3           The exercise or conversion of this Warrant in connection with a Change of Control may, at the election of the Holder, be conditioned upon the closing of such Change of Control, in which event the Holder shall not be deemed to have exercised or converted this Warrant until immediately prior to the closing of such Change of Control.

4.           Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

5.           Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, such fractional share shall be rounded down to the nearest whole share, and the Company shall pay to the Holder the amount of such fractional share multiplied by an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 3.2(a)) of a Share shall be paid in cash to the Holder.

6.           Charges, Taxes and Expenses

Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

7.           No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

8           Saturdays, Sundays, Holidays, Etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

9.           Intentionally Omitted

10.           Adjustments

The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 10.

10.1           Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

10.2           Subdivision or Combination of Shares.  In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

10.3           Cash Distributions.  No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

11.           Notice of Certain Events

The Company will provide notice to the Holder with at least 20 days notice prior to the closing of a Change of Control or an IPO.  Such notice shall be in accordance with the notice provision included at Section 12(e) of the Securities Purchase Agreement of even date herewith.

12.           Purchase Rights; Fundamental Transactions

In addition to any adjustments pursuant to Section 10 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (“Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

13.           Put Right

In conjunction with the Offering, the Holder has received certain registration rights relating to the Shares pursuant to the terms of a Registration Rights Agreement of even date herewith.  If the right to have the Shares registered pursuant to the Registration Rights Agreement terminates in accordance with Section 2(f) of the Registration Rights Agreement (the "Registration Rights Termination"), the Holder will have the right to require the Company to purchase the Warrant from the Holder (the "Put Right") at a price equal to 20% of the principal amount of the Holder's Note (the "Put Price").  The Company shall pay the Holder the Put Price as promptly as practicable but in any event not later than 10 days after the Holder delivers notice to the Company of exercise of the Put Right.  The Put Right will expire 12 months from the Registration Rights Termination.

14.           Miscellaneous

14.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

14.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the holders of at least a majority of the then-outstanding aggregate principal amount under the Notes; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section14.2 shall be binding upon the Company, the Holder, and except pursuant to a waiver by an individual holder of another Warrant pursuant to the final proviso in the immediately preceding sentence, each other holder of Warrants.

14.3           Notices.  Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

14.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933) of the Holder.  If a transfer is permitted pursuant to this Section, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

14.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

14.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

14.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

14.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Ideal Power Converters, Inc.

By:
Paul Bundschuh
Chief Executive Officer

Address:   5004 Bee Creek Road, Suite 600
                  Spicewood Texas 78669
                  Attn:  Paul Bundschuh

NOTICE OF EXERCISE

TO:         Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Attn:  Secretary

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Ideal Power Converters, Inc. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full.

Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

________________________________
(Print Name)

Address:__________________________
_________________________________

The undersigned confirms that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or selling the Shares.

_________________________________        _________________________________
(Date)                                                                      (Signature)

_________________________________
(Print Name)

NOTICE OF CASHLESS EXERCISE

TO:         Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Attn:  Secretary

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Ideal Power Converters, Inc. pursuant to the cashless exercise provision of Section 3 of the attached Warrant.

Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

________________________________
(Print Name)

Address:__________________________
_________________________________

The undersigned represents that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

_________________________________ _________________________________
(Date) (Signature)

_________________________________
(Print Name)